Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, with nominal value of US$0.01 per share, of Moolec Science SA and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of February 25, 2025.

UNION GROUP VENTURES LIMITED

By:	/s/ Oscar León Bentancor
Name:	Oscar León Bentancor
Title:	Sole Director

Date:	February 25, 2025

UNION GROUP INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Juan José Sartori Piñeyro
Name:	Juan José Sartori Piñeyro
Title:	Director

Date:	February 25, 2025

ARVESA CORP

By:	/s/ Juan José Sartori Piñeyro
Name:	Juan José Sartori Piñeyro
Title:	Sole Director

Date:	February 25, 2025

By:	/s/ Juan José Sartori Piñeyro
Name:	Juan José Sartori Piñeyro

Date:	February 25, 2025